  As filed with the Securities and Exchange Commission on September 10, 1997

================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section  13 or 15(d) of

                      The Securities Exchange Act of 1934


                              SEPTEMBER 10, 1997
                               (Date of Report)


                       ERP OPERATING LIMITED PARTNERSHIP
            (Exact Name of Registrant as Specified in its Charter)



                                    0-24920
                             (Commission File No.)





                    Illinois                                 36-3894853
  (State or Other Jurisdiction of Incorporation)          (I.R.S. Employer
                                                        Identification No.)




Two North Riverside Plaza, Chicago, Illinois                     60606
(Address of Principal Executive Offices)                      (Zip Code)








                                (312) 474-1300
              (Registrant's Telephone Number, Including Area Code


================================================================================

Item 5.  Other Events

     On August 27, 1997, ERP Operating Limited Partnership, an Illinois limited partnership ("ERP") and Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRP"), entered into an Asset Contribution Agreement dated as of August 27, 1997 (the "Asset Contribution Agreement") pursuant to which EWRP agreed to contribute all of its assets to ERP (the "Contribution") in exchange for units of limited partnership interest in ERP ("ERP Units"). The Asset Contribution Agreement was entered into in connection with the contemplated merger ("Merger") of Evans Withycombe Residential, Inc., a Maryland corporation and sole general partner of EWRP ("EWR") with and into Equity Residential Properties Trust, a Maryland real estate investment trust and sole general partner of ERP ("EQR"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") entered into between EQR and EWR on August 27, 1997. The number of ERP Units to be received by EWRP in consideration for the Contribution shall equal the number of units of partnership interest in EWRP ("EWRP Units") outstanding immediately prior to the Contribution multiplied by 0.50 (the "Exchange Ratio"). The Contribution shall occur upon ERP giving notice to EWRP at any time following the first to occur of (i) the date twelve months after consummation of the Merger, (ii) the date on which EQR receives an opinion of a nationally recognized tax counsel satisfactory to it or a ruling from the Internal Revenue Service that the Contribution may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of a nationally recognized tax counsel satisfactory to EQR, would permit the Contribution to occur without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code. If ERP fails to give such notice by December 31, 1999, the Asset Contribution Agreement shall terminate. ERP has no obligation to give such notice. The Contribution is also subject to the approval of the limited partners of EWRP.

     Four holders of EWRP Units (the "Unit Holders") have agreed to contribute their EWRP Units to ERP in exchange for ERP Units pursuant to a Unit Contribution Agreement entered into between ERP and the Unit Holders dated as of August 27, 1997 (the "Unit Contribution Agreement"). The number of ERP Units received by the Unit Holders pursuant to the Unit Contribution Agreement shall equal the number of EWRP Units contributed to ERP by the Unit Holders multiplied by the Exchange Ratio. The remaining holders of EWRP Units will be asked to consent to contribute their EWRP Units to ERP in exchange for ERP Units pursuant to an exchange offer under similar terms and conditions. Following the effectiveness of the Merger and contribution of EWRP Units pursuant to the Unit Contribution Agreement, but prior to the effectiveness of the Asset Contribution Agreement or contribution of EWRP Units by other holders of EWRP Units anticipated to be made pursuant to the exchange offer, ERP will own approximately 13.28% of the total number of EWRP Units currently outstanding, 1% of which will represent a general partnership interest in EWRP, and EQR will own approximately 81.74% of the total number of EWRP Units currently outstanding, 1% of which will represent a general partnership interest in EWRP.

     ERP is filing the information contained herein in order to provide investors with additional information relating to the Merger and the Contribution. The Merger is subject to approval of the shareholders of EQR and EWR and the Contribution is also subject to the approval of the limited partners of EWRP and, therefore, completion of the Merger and the Contribution is conditioned upon such approvals and certain other closing conditions. Upon completion of the Merger, Mr. Stephen O. Evans, the Chairman of the Board of EWR, will become a trustee of EQR.

     In connection with the Contribution and the Merger, ERP is hereby filing additional information from EWRP's Form 10 and Quarterly Report on Form 10-Q for the period ended June 30, 1997 regarding the business and properties of EWRP to be acquired in the Merger as follows:

General

     The following information is from EWRP's Form 10 and is as of March
15, 1997.

     Evans Withycombe Residential, L.P. (the "Operating Partnership") is one of the largest developers and managers of upscale apartment communities in Arizona and has expanded its operations into selected sub-markets in Southern California. The Operating Partnership's property portfolio consists of stabilized properties and properties under construction and in lease-up. The Operating Partnership owns and manages 44 stabilized multifamily apartment communities located in Arizona and seven stabilized multifamily communities in Southern

California, containing a total of 14,523 apartments, of which 12,125 are in Arizona and 2,398 are in Southern California. The 51 stabilized communities in Arizona and California are referred to herein as the "Stabilized Communities." The Operating Partnership is also in the process of developing or expanding five apartment communities in Arizona with a total of 1,198 apartments (the "Communities Under Construction" and, together with the Stabilized Communities, the "Communities"). The Operating Partnership generally considers a property stabilized when it first reaches 93% physical occupancy. The Operating Partnership owns sites intended for the development of three additional multifamily apartment communities and a site intended for the expansion of one of the Communities Under Construction, all of which are in Phoenix. There can be no assurance that the sites intended for development will be developed.


Organization Structure

     The general partner of the Operating Partnership, Evans Withycombe Residential, Inc. (the "Company"), operates as a self-administered and self-managed real estate investment trust (a "REIT"). All of the Communities and substantially all other assets of the Company are held by, and substantially all of the Company's operations are conducted through, the Operating Partnership (either directly or through subsidiaries). The Company is the sole general partner and also a limited partner of the Operating Partnership and owns an approximately 79.7% interest therein at December 31, 1996. To maintain the Company's qualification as a REIT while realizing income from its fee management and related service business, the Company's management operations are conducted through Evans Withycombe Management, Inc. (the "Management Company") pursuant to the terms of management agreements with the Operating Partnership and Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership").

     The structure of the Company, the Operating Partnership, the Financing Partnership and the Management Company and the ownership of the equity in such entities, as of February 28, 1997, is as set forth below.


          ----------------------------------------------------------------------------------------------------
                                                         EVANS WITHYCOMBE
                                                         RESIDENTIAL, INC.
          ----------------------------------------------------------------------------------------------------
                                                                          Other
                                                                     ----------------


       General partner                  Limited partner               Limited partner                     100%
          interest                         interest                      interest                     common stock
                1%                          78.7%                         20.3%



    -----------------------------------------------------------------------------------           --------------------
                                      Evans Withycombe                                              Evans Withycombe
                                     Residential, L.P.                                               Finance, Inc.
                                  [Operating Partnership]
    -----------------------------------------------------------------------------------           --------------------




Current and former
 members of senior
    management
- ------------------                100% Non-voting common                       99%                         1%
                                           stock                             Limited                    General
                                  1% Voting common stock                     partner                    partner
                                (99% of economic interest)                   interest                   interest


        99% Voting common stock
        (1% economic interest)

                ------------------------------------------                      -----------------------------------
                             Evans Withycombe                                            Evans Withycombe
                             Management, Inc.                                        Finance Partnership, L.P.
                           [Management Company]                                       [Financing Partnership]
                ------------------------------------------                      -----------------------------------

     In August 1994, the Company completed an initial public offering of 8,685,000 shares of its common stock (the "Initial Public Offering"), and subsequently completed the sale of an additional 1,302,750 shares of common stock upon exercise of the underwriters' over-allotment option that resulted in net proceeds to the Company of approximately $181.3 million. Concurrent with completing the Initial Public Offering, the Company engaged in various formation transactions designed to transfer the ownership of the Communities and certain development rights and the business of the Company's predecessor, Evans Withycombe, Inc., and its affiliates, predecessors and partners (collectively, "Evans Withycombe") and other assets to the Operating Partnership. In May 1996 the Company completed a second public offering of 2,000,000 shares of its common stock (an additional 2,500,000 shares were sold by two institutional stockholders) and an additional 88,889 shares pursuant to the partial exercise of the underwriters' over-allotment option (111,111 additional shares were sold by the institutional stockholders pursuant to such exercise). The net proceeds to the Company from the second public offering of approximately $41 million were used to pay down the Company's revolving credit facility.

     On February 14, 1997, the Company completed a public offering of 1,800,000 shares of its common stock. Net proceeds to the Company were approximately $35,415,000 and were contributed to the Operating Partnership in exchange for 1,800,000 Units. The Operating Partnership used the net proceeds to pay down its Revolving Credit Facility.

     The Operating Partnership's principal executive office is located at 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, and its telephone number is 602-840-1040.

Communities

     The Operating Partnership's goal is for each Community to be a market leader in its property type and geographical sub-market. Each Community is individually designed to suit the specific site characteristics and anticipated needs and desires of the residents. The Communities have been designed and constructed in an attempt to integrate with the natural surroundings and architectural character of the neighborhood. The Communities are landscaped to create an inviting atmosphere starting with the first approach to the properties. Landscaping is designed to complement the building architecture, and provide residents with attractive open spaces. The objectives of the site layout and building design are to provide residents with premium views, convenient parking, easy access to amenities and a comfortable living environment. After completion of the Communities Under Construction, the average age of the Communities will be seven years.

Competition

     The Communities are located in areas that include other apartment communities and that may include new apartment communities that are under construction. The number of competitive communities in a particular area could have an effect on the Operating Partnership's ability to lease apartments at the Communities or at any newly developed or acquired properties and on the rents charged by the Operating Partnership. Also, other forms of housing provide alternatives to potential residents of high quality apartment complexes like the Communities.

Environmental Matters

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination.

     The Operating Partnership believes that the Communities are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. The Operating Partnership has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

Employees

     As of February 28, 1997, the Operating Partnership, primarily through the Management Company, employed, in the aggregate, a total of 583 persons. The Management Company and/or the Operating Partnership employ substantially all of the professional employees that are currently engaged in the residential property management, development and construction businesses of the Company. The Operating Partnership believes that its relations with its employees are good.

Regulation

     Apartment communities are subject to various laws, ordinances and regulations, including laws, ordinances and regulations related to fair housing, Americans with disabilities and building safety. The Operating Partnership believes that each Community has the necessary permits and approvals to operate its business and that each Community is in material compliance with present laws, ordinances and regulations.

Seasonality

     The fall and winter months in the Operating Partnership's primary markets generally experience somewhat higher seasonal occupancies.

                              ITEM 2.  PROPERTIES

Stabilized Properties

The following sets forth certain information regarding the current Stabilized Communities as of December 31, 1996. All of the Communities are owned 100 percent in fee by the Operating Partnership or the Financing Partnership). For a description of liens on certain of the Communities listed below, see Schedule III - Real Estate Investments and Accumulated Depreciation on page 24.

                                                                                                                     Physical
                                                                                            Average       Average   Occupancy
                                                                                  Year         Unit      Physical       as of
                                                                                Developed      Size     Occupancy    December
                                                 Number of     Developed/          or       (Square        During         31,
  Stabilized Communities              City       Apartments     Acquired        Acquired      Feet)      1996 (1)    1996 (1)
  ----------------------              ----       ----------    -----------  ---------------  ------      --------    --------
Arizona:
- --------
    Phoenix:
Acacia Creek                       Scottsdale        508       Acquired           1995          910           97%        98%
Bayside at the Islands              Gilbert          272       Developed          1988          870           93%        94%
Country Brook (4)                   Chandler         396        Acq/Dev    1991/1993/1996       961           93%        92%
Deer Creek Village                  Phoenix          308       Acquired           1991          819           97%        92%
Gateway Villas                     Scottsdale        180       Developed          1995          998           96%        97%
Greenwood Village                    Tempe           270       Acquired           1993          884           96%        93%
Heritage Point                        Mesa           148       Acquired           1994          773           95%        91%
La Mariposa                           Mesa           222       Acquired           1990          928           95%        93%
La Valencia                           Mesa           361       Acquired           1990          950           92%        87%
Ladera                              Phoenix          248       Developed          1996        1,012           95%        98%
Little Cottonwoods                   Tempe           379      Acq/Acq/Dev      1989/89/90     1,023           91%        85%
Los Arboles (2)                     Chandler         232       Developed          1985          851           95%        92%
Mirador                             Phoenix          316       Developed          1996          987           85%        94%
Miramonte                          Scottsdale        151       Developed          1983          782           98%        99%
Morningside                        Scottsdale        160       Acquired           1992        1,019           95%        99%
Mountain Park Ranch                 Phoenix          240       Developed          1995          961           93%        93%
Park Meadow (4)                     Gilbert          224        Acq/Dev         1992/1996       880           96%        93%
Preserve at Squaw Peak              Phoenix          108       Acquired           1991          952           96%        90%
Promontory Pointe (3)               Phoenix          304       Acquired           1988          986           91%        83%
Rancho Murietta                      Tempe           292       Acquired           1995          866           97%        87%
Scottsdale Courtyards              Scottsdale        274       Developed          1993        1,044           97%       100%
Scottsdale Meadows                 Scottsdale        168       Developed          1984          888           95%        99%
Shadow Brook                        Phoenix          224       Acquired           1993        1,010           97%        98%
Shores at Andersen Springs          Chandler         299       Developed        1989/1993       889           97%        97%
Silver Creek                        Phoenix          174       Acquired           1991          775           98%        97%
Sonoran                             Phoenix          429       Developed          1995          965           93%        89%
Sun Creek                           Glendale         175       Acquired           1993          762           98%        98%
Superstition Vista                    Mesa           316       Acquired           1995          950           97%        96%
The Enclave                          Tempe           204       Developed          1995          952           97%       100%
The Heritage                        Phoenix          204       Developed          1995          973           93%        92%
The Ingleside                       Phoenix          120       Developed          1995          987           96%        94%
The Meadows                           Mesa           306       Acquired           1987          809           94%        92%
The Palms                           Phoenix          132       Developed          1990        1,026           93%        96%
The Pines                             Mesa           194       Acquired           1992          887           96%        94%
Towne Square (4)                    Chandler         584        Acq/Dev    1992/1995/1996       960           92%        90%
Villa Encanto                       Phoenix          382       Developed          1983          810           99%        99%
Village at Lakewood                 Phoenix          240       Developed          1988          857           94%        98%
                                                     ---
                                                   9,744
                                                  ------


                                                                                                                     Physical
                                                                                            Average       Average   Occupancy
                                                                                  Year         Unit      Physical       as of
                                                                                Developed      Size     Occupancy    December
                                                 Number of     Developed/          or       (Square        During         31,
  Stabilized Communities              City       Apartments     Acquired        Acquired      Feet)      1996 (1)    1996 (1)
  ----------------------              ----       ----------    -----------  ---------------  ------      --------    --------
   Tucson:
Harrison Park (3)                    Tucson              172     Acquired       1991/1996       809           87%        85%
La Reserve                         Oro Valley            240    Developed         1988          900           91%        92%
Orange Grove Village (4)             Tucson              400     Acq/Dev        1991/1996       714           93%        87%
Suntree Village                    Oro Valley            424     Acquired         1992          831           91%        93%
The Arboretum                        Tucson              496     Acq/Dev        1992/1995       886           93%        89%
The Legends                          Tucson              312    Developed         1995        1,041           94%        94%
Village at Tanque Verde              Tucson              217     Acq/Dev        1990/1995       694           90%        83%
                                                      ------
                                                       2,261
                                                      ------
Total Arizona                                         12,005

California:
- -----------
The Ashton                          Corona Hills         492   Acquired               1995      850          94%         92%
Canyon Crest Views (5)               Riverside           178   Acquired               1996    1,193          97%         96%
Portofino (6)                       Chino Hills          176   Acquired               1996      873          99%         98%
Parkview Terrace (6)                  Redlands           558   Acquired               1996      801          96%         95%
Redlands Lawn & Tennis (7)            Redlands           496   Acquired               1996      795          89%         89%
                                                      ------                                 ------
Total California                                       1,900
                                                      ======
               Total                                  13,905                                 44,343
                                                      ======                                 ======
               Weighted Average                          283                                    905
                                                      ======                                 ======

_________
(1) Physical occupancy is defined as apartments occupied or leased (including models and employee apartments) divided by the total number of leasable apartments within the Community, expressed as a percentage.
(2) The Company owns approximately a 10 percent interest in the joint venture that owns Los Arboles II, as well as two promissory notes with an outstanding balance of approximately $760,000, secured by subordinated liens on such property. Los Arboles II contains 200 apartments, was developed in 1987, has an average unit size of 843 square feet and had average physical occupancy during 1996 of 95 percent and physical occupancy as of December 31, 1996 of 92 percent.
(3) Another phase of this community is currently under development. See "Development and Construction Activity" below.
(4) A new phase of this community was completed and reached stabilized occupancy in 1996.
(5)       Property was acquired June 1996.
(6)       Property was acquired July 1996.
(7)       Property was acquired December 1996.

Of the current Stabilized Communities included in the table, 37 are located in the greater Phoenix area, seven are located in the Tucson area and five are located in California. All of the Stabilized Communities are managed and operated by the Company and have an average size of 283 units. The Stabilized Communities are primarily oriented to upscale residents seeking high levels of amenities, such as clubhouses, exercise rooms, tennis courts, swimming pools, therapy pools and covered parking. The average unit size of the Stabilized and Communities under Construction combined is 905 square feet. All have fully-equipped kitchens with upgraded cabinets, individual utility metering, dishwashers, microwave ovens, separate dining areas, individual storage, spacious patios and balconies, and ceramic tile entries. Most have washers/dryers; and many offer high ceilings, fireplaces, and alarm system prewiring.

Development and Construction Activity

The apartment Communities under Construction and in Lease-Up are listed below:

                                                                                         Actual        Actual or
                                                               Average    Estimated     Date of        Estimated     Estimated
                                                                Unit    Construction  Construction      Commence-      Date of
                                                     Total      Size         Cost      Commence-        ment of     Stabilized
                  Name                    City       Units    (Sq. Ft.)   (Millions)      ment          Lease-Up     Occupancy
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Quarter
                                                                                      ------------------------------------------
Phoenix
- -------
The Hawthorne                             Phoenix     276          904          $17          4:95         3:96          3:97
The Isle at Arrowhead Ranch               Glendale    256          940           17          2:96         4:96          4:97
Promontory Pointe II
   Expansion                              Phoenix     120        1,013            8          4:95         3:96          2:97
                                                    -----                       ---
                                                      652                        42
Tucson
- ------
Bear Canyon                               Tucson      238          973           15          3:95         2:96          2:97
Harrison Park II Expansion                Tucson      188          974           10          3:95         2:96          2:97
                                                    -----                       ---
                                                      426                        25
                                                    -----                       ---
     Total                                          1,078                       $67
                                                    =====                       ===

The Company owns sites in the Phoenix area intended for the development of four additional multifamily apartment communities, which, if completed, are expected to contain approximately 1115 apartment units. In February 1997, the Company began the construction at one of the sites of the first phase of The Retreat, which will contain 240 apartment units. The Company currently anticipates that the first phase of the Retreat will achieve stabilized occupancy in the third quarter of 1998. The Company currently anticipates that it will develop three additional communities in the Phoenix area (with approximately an aggregate of 635 units) and the second phase of the Retreat (with an additional 240 units) over the course of the next two years. The Company currently estimates that such developments, if completed, would reach stabilized occupancy during the latter part of 1998 through the end of 1999. There can be no assurance that the Company will succeed in obtaining any necessary governmental approvals or any financing required to develop the remaining sites or the completion of phase II of the Retreat, or that the Company will decide to develop any particular project.

The forward-looking information set forth in the table and paragraph above is based upon a number of estimates and assumptions that are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. The actual development cost, completion date and stabilization date of any project will be dependent upon a variety of factors beyond the control of the Company including, for example, labor and other personnel costs, material costs, weather conditions, government fees and leasing rates.

Item 7.   Financial Statements, Pro forma Financial Information and Exhibits
          (a) Financial Statements of Business to be Acquired.


      FINANCIAL STATEMENTS OF EVANS WITHYCOMBE RESIDENTIAL, L.P.

                        REPORT OF INDEPENDENT AUDITORS



Partners
Evans Withycombe Residential, L.P.

We have audited the accompanying consolidated balance sheets of Evans Withycombe Residential, L.P. (the "Operating Partnership") as of December 31, 1996 and 1995 and the related consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule. These financial statements and the schedule are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Operating Partnership at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also in our opinion the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

                                   Ernst & Young LLP


Phoenix, Arizona
January 31, 1997

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

                          CONSOLIDATED BALANCE SHEETS

                            (Amounts in thousands)


                                                                      December 31, 1996             December 31, 1995
                                                                 ----------------------------  ----------------------------
ASSETS
Real Estate:
  Land.........................................................             $121,915                      $ 95,908
  Buildings and improvements...................................              543,839                       389,846
  Furniture and fixtures.......................................               29,567                        23,736
  Construction-in-progress.....................................               66,229                        77,693
                                                                            --------                      --------
                                                                             761,550                       587,183

  Less accumulated depreciation................................              (38,331)                      (17,511)
                                                                            --------                      --------
                                                                             723,219                       569,672
Cash and cash equivalents......................................                2,568                         3,634
Restricted cash................................................                1,622                           522
Accounts and notes receivable..................................                2,702                         1,346
Deferred costs, net of accumulated amortization
  of $1,265 and $507 at December 31, 1996
  and 1995, respectively.......................................                3,838                         2,946
Other assets...................................................                1,518                         1,444
                                                                            --------                      --------
Total assets...................................................             $735,467                      $579,564
                                                                            ========                      ========
LIABILITIES AND PARTNERS' CAPITAL

Mortgage and notes payable.....................................             $436,172                      $297,456
Accounts payable and other liabilities.........................                7,782                         9,365
Distributions payable..........................................                    -                         7,901
Accrued interest...............................................                1,417                           605
Accrued property taxes.........................................                2,912                         2,358
Resident security deposits.....................................                1,818                         1,497
Prepaid rent...................................................                  585                           438
                                                                            --------                      --------
Total liabilities..............................................              450,686                       319,620
Minority interest..............................................                  827                           889
Partners' capital..............................................              283,954                       259,055
                                                                            --------                      --------
Total liabilities and partners' capital........................             $735,467                      $579,564
                                                                            ========                      ========

See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

                       CONSOLIDATED STATEMENTS OF INCOME

    (Amounts in thousands, except for number of units and per unit amounts)


                                            Evans Withycombe    Evans Withycombe    Evans Withycombe
                                           Residential, L.P.   Residential, L.P.   Residential, L.P.
                                           -----------------   -----------------       and Group
                                                                                   -----------------

                                                            Year Ended December 31,
                                           ---------------------------------------------------------
                                              1996                   1995                   1994
                                           -----------            -----------            -----------
Revenues:
  Rental...............................    $    94,350            $    68,864            $    51,097
  Third party management fees..........          1,157                  1,268                  1,668
  Interest and other...................          6,119                  4,399                  4,194
                                           -----------            -----------            -----------
    Total revenues.....................        101,626                 74,531                 56,959

Expenses:
  Repairs and maintenance..............         11,607                  8,293                  6,288
  Property operating...................         12,713                  8,699                  7,834
  Advertising..........................          1,864                  1,244                    966
  Real estate taxes....................          6,915                  4,723                  3,204
  Property management..................          3,225                  2,825                  2,505
  General and administrative...........          1,387                  1,321                  1,175
  Interest.............................         24,225                 12,650                  7,836
  Depreciation and amortization........         20,885                 13,762                 10,333
  Other................................              -                      -                  5,233
                                           -----------            -----------            -----------
    Total expenses.....................         82,821                 53,517                 45,374
                                           -----------            -----------            -----------
Income before minority interest........         18,805                 21,014                 11,585
Minority interest......................            (75)                   (89)                   (42)
                                           -----------            -----------            -----------
Net income.............................    $    18,730            $    20,925            $    11,543
                                           ===========            ===========            ===========
Earnings per unit......................          $0.84                  $1.02
                                           ===========            ===========

Earnings per unit, period from
 August 17 to December 31, 1994........                                                        $0.38
                                                                                         ===========
Weighted average units outstanding.....     22,184,395             20,590,873             20,086,884
                                           ===========            ===========            ===========

                See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
                 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
    (Amounts in thousands, except for number of units and per unit amounts)



                                                                                                          Unamortized
                                                                                            Other         Restricted
                                                                        Evans              Limited           Units
                                                        Number of     Withycombe           Partners'       Employee
                                                          Units     Residential, Inc.      Capital       Compensation     Total
                                                      -----------   -----------------  ----------------  ------------   ----------
Partners' capital, December 31, 1993                         -      $       -              $142,886      $       -       $142,886
     Capital contributions                                   -              -                 9,660              -          9,660
     Distributions                                           -              -               (15,204)             -        (15,204)
     Net income, January 1 to August 16, 1994                -              -                 4,012              -          4,012
                                                      -----------   -----------------  ----------------  ------------   ----------
                                                             -              -               141,354              -        141,354
     The Offering and formation of
        the Operating Partnership                      20,140,530        205,664            (88,011)             -        117,653
     Minority interest in Financing Partnership
         at date of offering                                 -            (1,594)              -                 -         (1,594)
     Net Income, August 17 to December 31, 1994              -             5,983              1,548              -          7,531
     Distributions ($.55 per unit)                           -            (8,812)            (2,265)             -        (11,077)
                                                      -----------   -----------------  ---------------   ------------   ----------
                                                       20,140,530        201,241             52,626              -        253,867
Partners' capital, December 31, 1994

     Net income                                              -            16,331              4,594              -         20,925
     Distributions ($1.50 per unit)                          -           (24,102)            (6,801)             -        (30,903)
     Issuance of units for acquisition of apartment
       communities                                        710,550           -                14,207              -         14,207
     Conversion of limited partners' units into
       common stock                                                          390               (390)             -            -
     Issuance of restricted units for
       executive deferred compensation                     82,802          1,657               -             (1,657)          -
     Amortization of deferred compensation                   -               -                 -                959           959
                                                      -----------   ----------------- ----------------   ------------   ----------
Partners' capital, December 31, 1995                   20,933,882        195,517             64,236            (698)      259,055

     Net income                                              -            14,720              4,010              -         18,730
     Distributions on units ($1.58 per unit)                 -           (28,040)            (7,545)             -        (35,585)
     Purchase of units by Evans Withycombe
      Residential, Inc. from proceeds of second
      offering, net of underwriting discount and
      offering costs of $3,237                          2,088,889         40,891               -                 -         40,891
     Conversion of limited partners' units
      into common stock                                      -             2,583             (2,583)             -           -
     Purchase of units from proceeds from the exercise
      of stock options                                     19,500            390               -                 -            390
     Issuance of restricted units                          10,895            240               -               (240)
     Forfeiture of restricted units                        (8,729)          -                  -                 -           -
     Amortization of deferred compensation                   -              -                  -                473           473
                                                      -----------    ----------------  ---------------   ------------   ----------
Partners' capital, December 31, 1996                   23,044,712       $226,301            $58,118      $     (465)     $283,954
                                                      ===========    ================  ===============   ============   ==========

                See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (Amounts in thousands)


                                                                                        Evans
                                                          Evans          Evans        Withycombe
                                                        Withycombe     Withycombe    Residential,
                                                       Residential,   Residential,       L.P.
                                                           L.P.           L.P.        and Group
                                                       ------------   ------------   ------------
                                                                 Year Ended December 31,
                                                       ------------------------------------------
                                                           1996           1995           1994
                                                       ------------   ------------    -----------
Cash flows from operating activities
Net income...........................................    $  18,730     $  20,925       $  11,543
Adjustments to reconcile net income to net cash
  provided by operating  activities:
    Depreciation and amortization....................       21,578        14,420          10,703
      Minority Interest..............................           75            89              42
    Amortization of executive deferred comp..........          390           693             267
    Write-off of real estate assets..................          227           --              --
    Write-off of deferred loan costs.................                        172             --
Decrease (increase) in assets
    Restricted cash..................................       (1,100)          561            (129)
    Accounts and notes receivable....................       (1,356)         (934)           (468)
    Other assets.....................................          (74)       (1,051)          3,279
(Decrease) increase in liabilities
    Accounts payable and other liabilities...........       (1,583)          540           4,043
    Due to related parties and owners................          --            --           (6,482)
    Accrued interest.................................          812           505            (818)
    Accrued property taxes...........................          554           825              62
    Resident security deposits.......................          321           500              54
    Prepaid rent.....................................          147          (262)            (98)
                                                         ---------     ---------       ---------
Net cash provided by operating activities............       38,721        36,983          21,998
Cash flows from investing activities
Purchase of real estate assets.......................     (127,811)     (116,716)       (207,978)
Payment for organization and loan costs..............       (1,650)       (1,345)         (3,673)
                                                         ---------     ---------       ---------
Net cash (used) in investing activities..............     (129,461)     (118,061)       (211,651)
Cash flows from financing activities
Proceeds from Public Offering, net of expenses.......       40,891           --          181,262
Proceeds from exercise of options....................          390           --              --
Proceeds from mortgage notes and
  credit facility....................................      269,778       315,653         122,522
Principal payments on mortgage notes.................     (177,762)     (202,477)       (101,280)
Minority interest distributions......................         (137)         (447)           (389)
Distributions paid...................................      (43,486)      (30,456)         (5,149)
Distributions to owners..............................          --            --          (17,012)
Capital contributions................................          --            --            9,660
                                                         ---------     ---------       ---------
Net cash provided by financing activities............       89,674        82,273         189,614
                                                         ---------     ---------       ---------
Net increase (decrease) in cash and cash
  equivalents........................................       (1,066)        1,195             (39)
Cash and cash equivalents, beginning of year.........        3,634         2,439           2,478
                                                         ---------     ---------       ---------
Cash and cash equivalents, end of year...............    $   2,568     $   3,634       $   2,439
                                                         =========     =========       =========
Supplemental information
Cash paid during the year for interest...............    $  22,648     $  11,487       $   8,284
                                                         =========     =========       =========
Supplemental disclosure of non-cash activity
Assumption of debt related to the acquisition
  of apartment communities...........................    $  46,700     $  56,493       $     --
                                                         =========     =========       =========
Acquisition of apartment communities through
  issuance of units in the Operating Partnership.....    $     --      $  14,207       $     --
                                                         =========     =========       =========
Issuance of stock under restricted stock
  incentive plan.....................................    $      83     $     959       $     --
                                                         =========     =========       =========

                See Notes to Consolidated Financial Statements

EVANS WITHYCOMBE RESIDENTIAL, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1996
(Amounts in thousands, except per unit amounts)


1.   Organization and Formation of the Operating Partnership

Evans Withycombe Residential, L.P. (the "Operating Partnership") is one of the largest developers and managers of upscale apartment communities in Arizona and is expanding its operation into selected sub-markets in Southern California. The Operating Partnership owns and manages 49 stabilized multifamily apartment communities containing 13,905 units, of which 44 stabilized multifamily apartment communities are located in Phoenix and Tucson, Arizona, containing a total of 12,005 units and five stabilized multifamily apartment communities are located in the Riverside/San Bernardino, California market containing a total of 1,900 units. The Operating Partnership considers an apartment community stabilized when it reaches 93 percent physical occupancy. The Operating Partnership is also in the process of developing or expanding five multifamily apartment communities comprising 1,078 units in its Arizona markets. The Operating Partnership is fully integrated with expertise in development, acquisitions, construction and management of apartment communities. The Operating Partnership had approximately 580 employees at December 31, 1996.

The Operating Partnership was formed in June 1994 to develop, acquire, own and manage upscale multifamily apartment communities for Evans Withycombe Residential, Inc. On August 17, 1994, Evans Withycombe Residential, Inc. completed an Initial Public Offering and engaged in various formation transactions designed to transfer ownership of the communities and other assets of the predecessor company to the Operating Partnership or Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership"). The Operating Partnership owns 99.0 percent of Evans Withycombe Finance Partnership L.P. and has a 99.0 percent economic interest in Evans Withycombe Management, Inc. (the "Management Company"). Evans Withycombe Residential, Inc. is the sole general partner of and owned a 79.7 percent, 77.02 percent and 79.50 percent interest in the Operating Partnership at December 31, 1996, 1995 and 1994, respectively.

In the second quarter of 1996, Evans Withycombe Residential, Inc. completed the Second Offering. The net proceeds from the Second Offering were used to repay a portion of the Revolving Credit Facility.

The Operating Partnership elected to be taxed as a partnership for Federal income tax purposes.

2.   Basis of Presentation

The accompanying consolidated financial statements of Evans Withycombe Residential, L.P. include the consolidated accounts of the Operating Partnership, the Financing Partnership and the Management Company from the date of the Initial Public Offering, August 17, 1994. The accompanying financial statements of Evans Withycombe Residential Group (the "Predecessor") prior to August 17, 1994, include the accounts of various partnerships sponsored by Evans Withycombe. The Predecessor was a combination of affiliated entities that had ownership in multifamily communities in the Phoenix and Tucson, Arizona area; it was not a separate legal entity. The predecessor accounts are presented on a combined basis because all of the communities were managed by Evans Withycombe which had a significant ownership interest in each of the communities and because these communities were the subject of business combination in connection with the formation of the Operating Partnership.

All significant intercompany accounts and transactions have been eliminated in consolidation.

3.   Summary of Significant Accounting Policies

Real Estate Assets and Depreciation

The Operating Partnership records its real estate assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of", which was issued by the Financial Accounting Standards Board in March 1995 and the Operating Partnership adopted in 1996. SFAS No. 121 requires that long-lived assets such as real estate assets, be reviewed whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If the sum of the expected future net cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the book value of the asset, an impairment loss must be recognized in the amount of the difference between book value and fair value as opposed to the difference between book value and net realizable value under the previous accounting standard. For long-term assets like apartment communities, the determination of whether there is an impairment loss is dependent primarily on the Operating Partnership's estimates on occupancy, rent and expense increases, which involves numerous assumptions and judgments as to future events over a period of many years. At December 31, 1996 the Operating Partnership does not hold any assets that meet the impairment criteria of SFAS No. 121.

Costs related directly to the acquisition and improvement of real estate are capitalized. Interest costs incurred during construction of a new property are capitalized until completion of construction on a building-by-building basis. Interest capitalized was $2,714, $5,048 and $2,724, for the years ended December 31, 1996, 1995 and 1994, respectively.

Ordinary repairs, maintenance and costs incurred in connection with resident turnover such as unit cleaning, painting, and carpet cleaning are expensed as incurred; major replacements and betterment's are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the expected useful lives of depreciable property, which ranges from 10 to 40 years for buildings and improvements and five to eight years for furnishings and equipment.

The Operating Partnership reports developments and lease-up properties as construction-in-progress until construction on the apartment community has been completed and the apartment community has reached stabilized occupancy.

The Operating Partnership also reports land relating to construction-in-progress as land on its balance sheet. Land associated with construction-in-progress was $16,542 and $16,414 at December 31, 1996 and 1995, respectively.

Revenue Recognition

Rental income attributable to residential leases is recorded when due from residents. Leases are for periods of up to one year, with rental payments due monthly.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less, primarily consisting of demand deposits in banks.

Restricted Cash

Restricted cash includes restricted deposits for sinking fund accounts related to tax exempt bonds, property taxes and escrow accounts.

Deferred Costs

Costs incurred in obtaining long-term financing are deferred. These costs are amortized on the effective interest method over the terms of the related debt agreements.

Income Taxes

The Operating Partnership has made an election to be taxed as a partnership and accordingly, no federal or state income taxes have been provided in the accompanying consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Earnings Per Unit

Earnings per unit has been computed by dividing net income for the years ended December 31, 1996 and 1995 and the period ended December 31, 1994, respectively, by the weighted average number of units outstanding. Historical earnings per unit data for the periods ended prior to the Offering on August 17, 1994 are not relevant since the financial information prior to such date is comprised of combined operations of partnerships and corporations.

4.   Other

Prior to the Initial Public Offering, Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted unfunded, unsecured rights to receive cash payments based on the distributions from certain partnerships in which Evans Withycombe owned an interest. The awards would have vested over a six-year period from the date of grant. In connection with the Initial Public Offering, all rights of Participants under the Executive Plan were canceled, and the participants received (a) an aggregate of approximately $2,600 in cash which was funded by Evans Withycombe, Inc. prior to the Initial Public Offering and (b) the right to receive an aggregate of 98,500 shares of restricted stock from Evans Withycombe Residential, Inc. one year following the Offering if they remain as employees of the Operating Partnership during such period. One third of the shares vest on each of the second, third and fourth anniversaries of the Initial Public Offering based on an offering price per share of $20 (See Stock Incentive Plan footnote). The $2,600 cash payment, which represents an estimate of the executives' vested share of the gain, was expensed by Evans Withycombe, Inc. during the third quarter of 1994 prior to the Offering.

In connection with the repayment of existing indebtedness at the time of the offering, prepayment penalties and lender participation (additional interest) totaling $2,600 were paid.

5.   Mortgage and Notes Payable

The Operating Partnership's mortgage notes and notes payable consists of the following at December 31:

     Mortgage note payable at fixed interest rate of 7.2 percent, monthly principal and          $     -        $  5,457
     interest payments through August 18, 1996. The unpaid principal balance was repaid on August 18, 1996.

     Mortgage note payable at fixed interest rate of 8.0 percent, monthly principal and             5,380          5,463
     interest payments.  The unpaid principal balance was repaid on January 9, 1997.

     Mortgage note payable at fixed interest rate of 8.0 percent, monthly principal and             4,340          4,406
     interest payments. The unpaid principal balance was repaid on January 9, 1997.

     Mortgage note payable at fixed interest rate of 8.0 percent,  monthly principal and            8,951          9,063
     payments. The unpaid principal balance was repaid on January 9, 1997.

     Mortgage note payable at fixed interest rate of 8.28 percent, monthly principal and            6,225          6,339
     interest payments. The unpaid principal balance was repaid on January 31, 1997.

     Mortgage note payable at fixed interest rate of 9.95 percent, monthly principal and           12,065         12,184
     interest payments through September 15, 1997, remaining balance due September 15,
     1997

     Mortgage note payable at fixed interest rate of 9.3 percent, monthly principal and             3,182          3,212
     interest payments through September 15, 1997, remaining balance due September 15,
     1997

     $50 million securitized debt at a fixed interest rate of 7.17 percent, monthly                49,509         50,000
     principal and interest payments through January 1, 2006, remaining balance due
     January 1, 2006.  Secured by first mortgage liens on 5 communities.

     Securitized debt at a fixed stated interest rate of 7.98 percent, with an effective          130,520        130,439
     interest rate of 8.05 percent, monthly interest only payments through August 1,
     2001, balance of $131 million due August 1, 2001.  Secured by first mortgage liens on
     22 communities, net of unamortized discount of $480 and $561 at December 31, 1996 and 1995, respectively.

     $13 million short term note payable at a fixed interest rate of 6.0 percent.                       -         13,000
     Interest only payments, matured on January 5, 1996.  The unpaid principal balance was repaid on January 5, 1996.

     $17.3 million tax exempt bonds with a floating interest rate based on the tax exempt          17,300         17,300
     note rate set by the remarketing agent, or at the option of the Operating
     Partnership can convert to a fixed rate as determined by the remarketing agent.
     Secured by a $17.5 million direct pay letter of credit agreement, interest payments only, matures December 1, 2007 (Effective interest rate of 5.16 percent at December
     31, 1996).

     $22.6 million tax exempt bonds with a floating interest rate based on the tax exempt          22,650             --
     note rate set by the remarketing agent, interest payments only.  Secured by a $22.8 million direct pay letter of credit, matures February 1, 2016.  (Effective interest rate of 5.65 percent at December 31, 1996).

     $24.05 million tax exempt bonds with a floating interest rate based on the tax exempt         24,050             --
     note rate set by the remarketing agent.  Interest payments only.  Secured by a $24.4 million direct pay letter of credit agreement, matures August 1, 2005.  (Effective interest rate of 6.14 percent at December 31, 1996).

     $225 million unsecured Revolving Credit Facility with floating interest rate based on        152,000         40,593
     LIBOR plus 1.50 percent or at the option of the Company at prime, interest payments only.
     Matures September 24, 1999 (Effective interest rate of 7.2 percent at December 31,
     1996).
                                                                                                 --------       --------
                                                                                                 $436,172       $297,456
                                                                                                 ========       ========


Each of the mortgage loans is secured by a first mortgage on separate communities.

Principal maturities as of December 31, 1996 are as follows:

          1997                                               $ 40,625
          1998                                                    563
          1999                                                152,605
          2000                                                    650
          2001                                                131,218
          Thereafter                                          110,511
                                                             --------
                                                             $436,172
                                                             ========

The $225 million Revolving Credit Facility provides funding for working capital, construction activities and acquisitions.

The Operating Partnership has three direct pay letters of credit of $17,500, $22,800 and $24,400 which serve as a credit enhancement for the tax exempt bonds. The letters of credit are secured by a first mortgage on four apartment communities.

On January 9, 1997, the Operating Partnership extinguished the debt on three mortgages with unpaid principal balances of approximately $18,700 with proceeds from the Revolving Credit Facility. As a result, the Operating Partnership incurred a loss from the early extinguishment of debt of approximately $1,200. The Operating Partnership prepaid the $6,225 mortgage note on January 31, 1997 with proceeds from the Revolving Credit Facility which resulted in an additional loss from the early extinguishment of debt of approximately $300. The loss from the early extinguishment of debt was recorded by the Operating Partnership in the first quarter of 1997.

6.   Distributions

On December 31, 1996, the Operating Partnership paid a distribution of $.40 per share ($9,217) to unitholders of record as of December 24, 1996. Approximately 36 percent and 30 percent of the distributions paid during 1996 and 1995 represented return of capital to the unitholders.

7.   Management and Development Fees

The Operating Partnership, through Evans Withycombe Management, Inc. performs management services for certain unaffiliated communities. Management fees received from managed communities were $1,157, $1,268, and $1,668 for the years ended December 31, 1996, 1995 and 1994, respectively. Included in 1996 third party management fees is a non recurring $500 fee received in exchange for terminating the management contract on nine apartment communities containing 1,298 apartment units in the second quarter 1996.

Prior to the Offering, in conjunction with development of projects, the communities paid development fees to affiliates of $4,554 for the period ended August 16, 1994.

8.   Retirement Plan

The Operating Partnership has a defined contribution wealth accumulation plan and trust (the "Plan") covering all employees who have elected to participate in the Plan. Each participant may make pretax contributions to the Plan up to the maximum allowed by the IRS. The Operating Partnership makes a matching contribution of 25 percent of the participant's contribution up to 1 percent of a participant's salary, which totaled $113, $53, and $91 for 1996, 1995, and 1994, respectively.

9.   Commitments and Contingencies

The Operating Partnership leases office space in buildings and certain equipment under noncancelable operating leases. Future minimum payments under these leases with initial terms of one year or more consist of the following at December 31, 1996:

          1997                                                    $358
          1998                                                     364
          1999                                                     224
          2000                                                       4
                                                                  ----
                                                                  $950
                                                                  ====


Rent expense for the years ended December 31, 1996, 1995 and 1994 was $360, $300, and $288, respectively.

10.  Stock Incentive Plan

Stock Option Plan

Evans Withycombe Residential, Inc. (the "Company") has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6.5% and 6.5%;
dividend yields of 7.5% and 7.4%; volatility factors of the expected market price of the Company's common stock of 0.18 and 0.18; and a weighted-average expected life of the option of 5 years. Because Statement 123 is applicable only to options granted subsequent to December 31, 1994 its pro forma effect will not be fully reflected until 1997.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (amounts in thousands except for earnings per share information):

                                                      1996        1995
                                                     -------     -------
Pro forma net income                                 $18,727     $20,925
Pro forma primary earnings per share                   $0.83       $1.02

Exercise prices for options outstanding as of December 31, 1996 ranged from $18.25 to $22.25. The weighted-average remaining contractual life of those options is 7.6 years.

Initially 1,830,000 shares of the Company's common stock were reserved for issuance under the plan. Information with respect to stock options granted during 1996, 1995 and 1994 is as follows:

                                                                   Weighted
                                                                    Average
                                                                 Exercise Price
                                                    Shares         Per Share
                                                    -------      --------------
   Options granted on August 17, 1994               685,200          $20.00
    Exercised                                             -               -
    Granted                                          16,000           19.65
    Forfeited                                        (4,840)          20.00
                                                    -------          ------
   Options outstanding at December 31, 1994         696,360           19.99
    Exercised                                             -               -
    Granted                                          21,000           19.74
    Forfeited                                       (18,185)          20.00
                                                    -------          ------
   Options outstanding at December 31, 1995         699,175           19.98
    Exercised                                       (19,500)          20.00
    Granted                                         345,000           21.96
    Forfeited                                      (115,825)          20.00
                                                    -------          ------
   Options outstanding at December 31, 1996         908,850          $20.63
                                                    =======          ======
   Options exercisable:
    December 31, 1994                                     -               -
    December 31, 1995                               175,300          $20.00
    December 31, 1996                               357,700          $19.98

Options to purchase 901,650, 1,130,825 and 1,133,640 shares of common stock were available for grant under the plan at December 31, 1996, 1995 and 1994, respectively.

Executive Stock Incentive Plan

Prior to the Initial Public Offering, the Company's predecessor Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted the right to receive an aggregate of 98,500 shares of restricted stock from the Company one year following the Initial Public Offering if they remain employees of the Company during such period. One-third of the shares will vest on each of the second, third and fourth anniversaries of the Initial Public Offering based on an offering price per share of $20. The expense will be amortized ratably over the periods in which the shares vest and an expense of $390 and $698 and $267 for the years ended December 31, 1996, 1995 and 1994 is included in general and administrative expense. Information with respect to the executive restricted stock incentive plan is as follows:

                                                            Shares
                                                            -------
    Restricted stock at December 31, 1994                    98,500
    Forfeited                                               (15,698)
                                                            -------
    Restricted stock at December 31, 1995                    82,802
    Forfeited                                                (8,454)
                                                            -------
    Restricted stock at December 31, 1996                    74,348
                                                            =======

    Number of shares vested                                  27,600

Restricted Stock Program

In 1996, the Company awarded 10,895 shares of restricted stock to certain employees of the Operating Partnership under its 1994 Stock Incentive Plan.
The restricted stock vests ratably over periods ranging from one to four years from the date of the award and are based on the price of the stock at the award date which ranges from $20.75 to $22.25. The expense will be amortized ratably over the periods in which the shares vest and an expense of $83 is included in general and administrative expense for the year ended December 31, 1996.

The Company uses the proceeds from exercise of stock options and the issuance of restricted stock to acquire a similar number of units in the Operating Partnership.

11.  Minority Interest

Evans Withycombe Finance, Inc. owns a one percent interest in the Financing Partnership at December 31, 1996, 1995 and 1994, respectively, as follows:

                                                             Dollars
                                                             -------
Minority interest in the Financing Partnership
   at date of offering                                       $1,594
Allocation of net income                                         42
Distributions                                                  (389)
                                                             ------
Balance at December 31, 1994                                  1,247
Allocation of net income                                         89
Distributions                                                  (447)
                                                             ------
Balance at December 31, 1995                                    889
Allocation of net income                                         75
Distributions                                                  (137)
                                                             ------
Balance at December 31, 1996                                 $  827
                                                             ======

12.  Fair Value of Financial Instruments

The following disclosures of estimated fair value were determined by management using available market information and appropriate valuation methodologies. Judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Operating Partnership could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash equivalents, accounts receivable, accounts payable and other accruals are carried at amounts that reasonably approximate their fair values as of December 31, 1996 and 1995. The Operating Partnership's debt has an estimated aggregate fair value of approximately $437,800 at December 31, 1996 compared to the carrying value of $436,172. At December 31, 1995, the Operating Partnership's debt had an estimated fair value of approximately $298,800 compared to the carrying value of $297,456. Fair values were estimated using discounted cash flow analyses, based on interest rates currently available to the Operating Partnership for issuance of debt with similar terms and remaining maturities.

13.  1994 Results of Operations

The 1994 results of operations of the Operating Partnership and its Predecessor are as follows:

                                       Evans Withycombe         Evans Withycombe
                                       Residential, L.P.       Residential Group
                                       ----------------        -----------------

                                         August 17 to             January 1 to
                                       December 31, 1994        August 16, 1994
                                       -----------------        ---------------
Revenues:
  Rental.............................        $20,185                 $30,912
  Third party management fees........            560                   1,108
  Interest and other.................          1,028                   3,166
                                             -------                 -------
Total revenues.......................         21,773                  35,186

Expenses:
  Repairs and maintenance............          2,642                   3,646
  Property operating.................          2,392                   5,442
  Advertising........................            345                     621
  Real estate taxes..................          1,251                   1,953
  Property management................          1,104                   1,401
  General and administrative.........            410                     765
  Interest...........................          2,302                   5,534
  Depreciation and amortization......          3,754                   6,579
  Other..............................              -                   5,233
                                             -------                 -------
Total expenses.......................         14,200                  31,174
                                             -------                 -------
Net income before minority interest..          7,573                   4,012
Minority interest....................            (42)                      -
                                             -------                 -------
Net income...........................        $ 7,531                 $ 4,012
                                             =======                 =======

14. Selected Quarterly Financial Information (Unaudited, amounts in thousands, except per unit amounts).

                                                               Quarter
                                    First             Second              Third             Fourth
                              -----------------  -----------------  -----------------  -----------------
1996

Revenue                                 $24,161            $24,085            $25,938            $27,442
Net operating income........             16,840             16,287             16,724             18,676
Income before
  minority interest.........              5,341              4,748              3,986              4,730
Minority interest...........                (23)               (16)               (15)               (21)

Net income..................              5,318              4,732              3,971              4,709
Earnings per unit...........            $   .25            $   .22            $   .17            $   .20

1995

Revenue                                 $16,276            $17,531            $19,061            $21,663
Net operating income........             11,413             11,999             12,296             15,864
Income before
  minority interest.........              5,692              4,975              4,723              5,624
Minority interest...........                (26)               (19)               (16)               (28)
Net income..................              5,666              4,956              4,707              5,596
Earnings per unit...........            $   .28            $   .23            $   .23            $   .28

The Operating Partnership defines net operating income as earnings before property management, general and administrative expense, interest and depreciation.


                                                EVANS WITHYCOMBE RESIDENTIAL, L.P.
                                SCHEDULE III - REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION


                                                         December 31, 1996
                                                      (Amounts in thousands)

                                                                       Costs Capitalized Subsequent      Gross Amounts at Which
                                                 Initial Cost          to Acquisition / Construction    Carried at Close of Period
                                             --------------------------------------------------------------------------------------
                                                            Buildings and             Buildings and            Buildings and
Description                    Encumbrances      Land       Improvements     Land     Improvements      Land   Improvements    Total
- ------------------------------------------------------------------------------------------------------------------------------------
Same Store
    Phoenix
Bayside at the Islands
    Gilbert,  AZ                 $ 6,589         $1,877        $6,623      $1,429        $ 3,491      $3,306      $10,114   $13,420
Country Brook
    Chandler, AZ                   7,792            937         3,886          25          6,578         962       10,464    11,426
Deer Creek Village
    Phoenix, AZ                    5,116            919         5,454         506          3,465       1,425        8,919    10,344
Greenwood Village
    Tempe, AZ                      6,553          1,770         7,119         349          2,322       2,119        9,441    11,560
Heritage Point
    Mesa, AZ                           -            666         5,125           -            397         666        5,522     6,188
La Mariposa
    Mesa, AZ                       4,750          1,440         3,962         608          2,620       2,048        6,582     8,630
La Valencia
    Mesa, AZ                       7,792          2,485         6,569       1,068          4,283       3,553       10,852    14,405
Little Cottonwoods
    Tempe, AZ                      9,424          2,834         6,655         216          7,161       3,050       13,816    16,866
Los Arboles
    Chandler, AZ                       -          1,160         7,836           -            237       1,160        8,073     9,233
Miramonte
    Scottsdale, AZ                 4,340          1,133         3,711           -            123       1,133        3,834     4,967
Morningside
    Scottsdale, AZ                 4,542            533         6,316         137          2,115         670        8,431     9,101
Park Meadow
    Gilbert,  AZ                   2,936            607         2,828         225          1,275         832        4,103     4,935
Preserve at Squaw Peak
    Phoenix, AZ                    3,172            377         4,252         141          1,939         518        6,191     6,709
Promontory Pointe
    Phoenix, AZ                    7,610          2,038         6,987        (379)         7,861       1,659        4,943     6,602
                                                                                          (9,905)*
Scottsdale Courtyards
    Scottsdale, AZ                10,442          2,946         8,385          33          3,087       2,979       11,472    14,451
Scottsdale Meadows
    Scottsdale, AZ                 5,381          1,512         4,203           -            113       1,512        4,316     5,828
Shadow Brook
    Phoenix, AZ                    7,922          2,440         9,320         625          3,388       3,065       12,708    15,773
Shores at Andersen Springs
    Chandler, AZ                   8,196          2,095         9,682         649          3,949       2,744       13,631    16,375
Silver Creek
    Phoenix, AZ                    3,211            484         3,157         228          2,429         712        5,586     6,298

                              Accumulated           Year                  Year                  Depreciable
Description                   Depreciation       Developed              Acquired               Lives in Year
- --------------------------------------------------------------------------------------------------------------
Same Store
    Phoenix
Bayside at the Islands
    Gilbert,  AZ                  $  815        1988-1989                                       5 to 40 years
Country Brook
    Chandler, AZ                     954                                  1991                  5 to 40 years
Deer Creek Village
    Phoenix, AZ                      912                                  1991                  5 to 40 years
Greenwood Village
    Tempe, AZ                        961                                  1993                  5 to 40 years
Heritage Point
    Mesa, AZ                         424                                  1994                  5 to 40 years
La Mariposa
    Mesa, AZ                         528                                  1990                  5 to 40 years
La Valencia
    Mesa, AZ                         829                                  1990                  5 to 40 years
Little Cottonwoods
    Tempe, AZ                        939                                  1989                  5 to 40 years
Los Arboles
    Chandler, AZ                     895                                  1993                  5 to 40 years
Miramonte
    Scottsdale, AZ                   481                                  1993                  5 to 40 years
Morningside
    Scottsdale, AZ                   731                                  1992                  5 to 40 years
Park Meadow
    Gilbert,  AZ                     450                                  1992                  5 to 40 years
Preserve at Squaw Peak
    Phoenix, AZ                      500                                  1991                  5 to 40 years
Promontory Pointe
    Phoenix, AZ                      392                                  1988                  5 to 40 years

Scottsdale Courtyards
    Scottsdale, AZ                 1,035        1993                                            5 to 40 years
Scottsdale Meadows
    Scottsdale, AZ                   539                                  1993                  5 to 40 years
Shadow Brook
    Phoenix, AZ                    1,157                                  1993                  5 to 40 years
Shores at Andersen Springs
    Chandler, AZ                   1,078        1993                                            5 to 40 years
Silver Creek
    Phoenix, AZ                      546                                  1991                  5 to 40 years

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
      SCHEDULE III - REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION
                               December 31, 1996
                            (Amounts in thousands)

                                                                            Costs Capitalized
                                                                               Subsequent
                                                                             to Acquisition/          Gross Amounts at Which
                                                     Initial Cost             Construction          Carried at Close of Period
                                              -----------------------------------------------------------------------------------
                                                          Buildings                 Buildings               Buildings
                                                             and                       and                     and
Description                    Encumbrances       Land   Improvements       Land   Improvements     Land   Improvements     Total
- ---------------------------------------------------------------------------------------------------------------------------------
Same Store (continued)
Sun Creek
    Glendale, AZ                 $  3,811     $   715      $  3,950      $   182     $ 1,648     $   897     $  5,598    $  6,495
The Meadows
    Mesa, AZ                            -         650         4,797            -       2,795         650        6,231       6,881
                                                                                      (1,361)*
The Palms
    Phoenix, AZ                     4,895       2,152         4,455        1,133       2,764       3,285         7,219     10,504
The Pines
    Mesa, AZ                        3,707         577         3,725          351       2,559         928         6,284      7,212
Towne Square
    Chandler, AZ                        -       1,042         8,413          277       3,614       1,319        12,027     13,346
Villa Encanto
    Phoenix, AZ                     8,951       2,884         8,558            -         844       2,884         9,402     12,286
Village at Lakewood
    Phoenix, AZ                     8,317       1,652         5,776        1,514       5,897       3,166        11,673     14,839

    Tucson
Harrison Park
    Tucson, AZ                      3,315         516         3,511            -         743         516         4,254     4,770
La Reserve
    Oro, Valley                     6,409       2,309         6,356          956       3,656       3,265        10,012    13,277
Orange Grove Village
    Tucson, AZ                      3,786         814         3,233          906       2,575       1,720         5,808     7,528
Suntree Village
    Oro, Valley                     8,550       1,246         8,862          326       3,713       1,572        12,575    14,147
The Arboretum
    Tucson, AZ                     16,684       1,014         8,323        1,526       3,349       2,540        11,672    14,212
Village at Tanque Verde
    Tucson, AZ                      6,436         690         1,280          745       4,895       1,435         6,175     7,610
                                  ----------------------------------------------------------------------------------------------
Subtotal Same Store               180,629      44,514       183,309       13,776      84,619      58,290       267,928   326,218

Communities Stabilized Less
    Than Two Years
    Phoenix
Gateway Villas
    Phoenix, AZ                         -       1,431        11,238            -       (50)       1,431         11,188    12,619
Mountain Park Ranch
    Phoenix, AZ                     9,704       1,662        12,540            -        28        1,662         12,568    14,230
Sonoran
    Phoenix, AZ                         -       2,362        20,802            -        17        2,362         20,819    23,181





































                               Accumulated      Year          Year          Depreciate
                               Depreciation   Developed     Acquired      Lives in Years
- ----------------------------------------------------------------------------------------
Same Store (continued)
Sun Creek
    Glendale, AZ                  $   624                      1993        5 to 40 years
The Meadows
    Mesa, AZ                          532                      1987        5 to 40 years
The Palms
    Phoenix, AZ                       512        1990                      5 to 40 years
The Pines
    Mesa, AZ                          676                      1992        5 to 40 years
Towne Square
    Chandler, AZ                    1,607                      1992        5 to 40 years
Villa Encanto
    Phoenix, AZ                       983                      1991        5 to 40 years
Village at Lakewood
    Phoenix, AZ                       915                      1991        5 to 40 years

    Tucson
Harrison Park
    Tucson, AZ                        393                      1991        5 to 40 years
La Reserve
    Oro, Valley                       732        1988                      5 to 40 years
Orange Grove Village
    Tucson, AZ                        605                      1991        5 to 40 years
Suntree Village
    Oro, Valley                     1,348                      1992        5 to 40 years
The Arboretum
    Tucson, AZ                      1,584                      1992        5 to 40 years
Village at Tanque Verde
    Tucson, AZ                        589                      1990        5 to 40 years
                                 --------
Subtotal Same Store                25,269

Communities Stabilized Less
    Than Two Years
    Phoenix
Gateway Villas
    Phoenix, AZ                       561   1994-1995                      5 to 40 years
Mountain Park Ranch
    Phoenix, AZ                     1,032   1994-1995                      5 to 40 years
Sonoran
    Phoenix, AZ                     1,142   1994-1995                      5 to 40 years

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
       SCHEDULE III - REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION
                               December 31, 1996
                            (Amounts in thousands)

                                                                                               Costs Capitalized
                                                                                                   Subsequent
                                                                     Initial Cost               to Acquisition /
                                                                                                  Construction
                                                           -------------------------------------------------------------------------
                                                                          Buildings and               Buildings and
Description                                 Encumbrances         Land      Improvements      Land      Improvements         Land
- ------------------------------------------------------------------------------------------------------------------------------------
Communities Stabilized Less
Than Two Years (continued)
The Enclave
  Tempe, AZ                                    $ 8,367          $1,500        $10,527          $-           $ 26           $1,500
The Heritage
  Phoenix, AZ                                        -           1,211         12,370           -            (13)           1,211
Towne Square Expansion
Phase II
  Chandler, AZ                                       -               -          6,061           -              -                -

  Tucson
Arboretum Expansion Phase II
  Tucson, AZ                                         -             914          8,383           -              -              914
                                               ----------------------------------------------------------------------------------
Subtotal Communities Stabilized
Less than Two Years                             18,071           9,080         81,921           -              8            9,080

Developments and Lease-Up
Properties
  Phoenix
Country Brook Expansion Phase III
  Chandler, AZ                                      -              543          6,779           -              -              543
The Hawthorne
  Phoenix, AZ                                       -            2,695         14,087           -              -            2,695
Ingleside
  Phoenix, AZ                                       -            1,204          6,242           -              -            1,204
The Isle at Arrowhead Ranch
  Glendale, AZ                                      -            1,652          9,806           -              -            1,652
Ladera
  Phoenix, AZ                                       -            2,979         14,884           -              -            2,979
Mirador
  Phoenix, AZ                                       -            2,597         20,885           -              -            2,597
Park Meadow Expansion Phase II
  Gilbert, AZ                                       -                4          3,998           -              -                4
Promontory Pointe Expansion
Phase II
  Phoenix, AZ                                       -              665          8,141           -              -              665
Towne Square Expansion Phase III
  Chandler, AZ                                      -              605          6,092           -              -              605
The Retreat
  Phoenix, AZ                                       -            3,477          2,578           -              -            3,477
Scottsdale & Mountain View  (1)
  Scottsdale, AZ                                    -            3,456            508           -              -            3,456



































                                        Gross Amounts at Which
                                      Carried at Close of Period
                                      --------------------------
                                       Buildings and                 Accumulated           Year           Year        Depreciable
                                        Improvements       Total     Depreciation        Developed      Acquired     Lives in Years
                                      ----------------------------------------------------------------------------------------------
Communities Stabilized Less
Than Two Years (continued)
The Enclave
  Tempe, AZ                                $10,553        $12,053        $  860           1994-1995                   5 to 40 years
The Heritage
  Phoenix, AZ                               12,357         13,568           769           1994-1995                   5 to 40 years
Towne Square Expansion
Phase II
  Chandler, AZ                               6,061          6,061             -           1994-1995                   5 to 40 years

  Tucson
Arboretum Expansion Phase II
  Tucson, AZ                                 8,383          9,297             -           1994-1995                   5 to 40 years
                                           ------------------------------------
Subtotal Communities Stabilized
Less than Two Years                         81,929         91,009         4,364

Developments and Lease-Up
Properties
  Phoenix
Country Brook Expansion Phase III
  Chandler, AZ                               6,779          7,322           136             1995                      5 to 40 years
The Hawthorne
  Phoenix, AZ                               14,087         16,782           122             1995                      5 to 40 years
Ingleside
  Phoenix, AZ                                6,242          7,446           386             1995                      5 to 40 years
The Isle at Arrowhead Ranch
  Glendale, AZ                               9,806         11,458             3             1996                      5 to 40 years
Ladera
  Phoenix, AZ                               14,884         17,863           727           1994-1995                   5 to 40 years
Mirador
  Phoenix, AZ                               20,885         23,482           921           1994-1995                   5 to 40 years
Park Meadow Expansion Phase II
  Gilbert, AZ                                3,998          4,002           100             1995                      5 to 40 years
Promontory Pointe Expansion
Phase II
  Phoenix, AZ                                8,141          8,806            68             1995                      5 to 40 years
Towne Square Expansion Phase III
  Chandler, AZ                               6,092          6,697           177             1995                      5 to 40 years
The Retreat
  Phoenix, AZ                                2,578          6,055             -             1997                      5 to 40 years
Scottsdale & Mountain View  (1)
  Scottsdale, AZ                               508          3,964             -             1997                      5 to 40 years

                                      26

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
      SCHEDULE III - REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION
                               December 31, 1996
                            (Amounts in thousands)

                                                                             Costs Capitalized
                                                                                 Subsequent
                                                                              to Acquisition /         Gross Amounts at Which
                                                   Initial Cost                 Construction          Carried at Close of Period
                                            --------------------------     ------------------------  -------------------------------
                                                           Buildings                    Buildings               Buildings
                                                              and                          and                     and
Description                    Encumbrances     Land      Improvements       Land      Improvements     Land   Improvements   Total
- ------------------------------------------------------------------------------------------------------------------------------------
Developments and Lease-Up
Properties (continued)
Vista Grove
 Mesa, AZ                           $-       $ 1,343       $  1,897          $-              $-       $ 1,343    $  1,897   $  3,240
The Gates Project  (2)
 Various Locations                   -             -            551           -               -             -         551        551
Laguna at Arrowhead  (1)
 Glendale, AZ                        -           879            592           -               -           879         592      1,471

 Tucson
Bear Canyon
 Tucson, AZ                          -         1,645         12,926           -               -         1,645      12,926     14,571
Harrison Park Expansion Phase II
 Tucson, AZ                          -           749          8,912           -               -           749       8,912      9,661
The Legends
 Tucson, AZ                          -         2,728         17,893           -               -         2,728      17,893     20,621
Orange Grove Expansion Phase II
 Tucson, AZ                          -            93          7,213           -               -            93       7,213      7,306

                               -----------------------------------------------------------------------------------------------------
Subtotal Developments and
Lease-Up Properties                  -        27,314        143,984           -               -        27,314     143,984    171,298

Acquisitions
 Phoenix
Acacia Creek
 Scottsdale, AZ                 15,247         6,122         24,382           -             599         6,122      24,981     31,103
Rancho Murietta
 Tempe, AZ                       6,225         1,766         10,208           -             993         1,766      11,201     12,967
Superstition Vista
 Mesa, AZ                            -         1,641         12,272           -           1,512         1,641      13,784     15,425



                              Accumulated          Year           Year         Depreciable
Description                   Depreciation       Developed      Acquired      Lives in Years
- ------------------------------------------------------------------------------------------------------------------------------------
Developments and Lease-Up
Properties (continued)
Vista Grove
 Mesa, AZ                           $-             1997                       5 to 40 years
The Gates Project  (2)
 Various Locations                   -           Various                      5 to 40 years
Laguna at Arrowhead  (1)
 Glendale, AZ                                      1997                       5 to 40 years

 Tucson
Bear Canyon
 Tucson, AZ                        237             1995                       5 to 40 years
Harrison Park Expansion Phase II
 Tucson, AZ                        235             1995                       5 to 40 years
The Legends
 Tucson, AZ                      1,235           1994-1995                    5 to 40 years
Orange Grove Expansion Phase II
 Tucson, AZ                        312             1995                       5 to 40 years
                                ------
Subtotal Developments and
Lease-Up Properties              4,644

Acquisitions
 Phoenix
Acacia Creek
 Scottsdale, AZ                  1,486                         1995           5 to 40 years
Rancho Murietta
 Tempe, AZ                         698                         1995           5 to 40 years
Superstition Vista
 Mesa, AZ                          480                         1995           5 to 40 years

                                                EVANS WITHYCOMBE RESIDENTIAL, L.P.
                                SCHEDULE III - REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION
                                                         December 31, 1996
                                                      (Amounts in thousands)

                                                                       Costs Capitalized         Gross Amounts at Which
                                                                           Subsequent
                                                Initial Cost            to Acquisition /         Carried at Close of Period
                                                                          Construction
                                            --------------------------------------------------------------------------------------
                                                       Buildings               Buildings                   Buildings and
                                                          and                     and
Description                  Encumbrances    Land    Improvements     Land    Improvements       Land      Improvements      Total
- ----------------------------------------------------------------------------------------------------------------------------------
Acquisitions (continued)
   California
Canyon Crest Views
    Riverside, CA                $      -  $  1,745      $ 12,163   $     -       $     -     $  1,745        $ 12,163    $ 13,908
The Ashton
    Corona Hills, CA               17,300     2,594        18,679         -         2,185        2,594          20,864      23,458
Portofino
    Chino Hills, CA                     -     3,572         9,031         -             -        3,572           9,031      12,603
Parkview Terrace Club
    Redlands, CA                   22,650     4,969        28,301         -             -        4,969          28,301      33,270
Redlands Lawn and Tennis Club
    Redlands, CA                   24,050     4,822        24,045         -             -        4,822          24,045      28,867
                             -----------------------------------------------------------------------------------------------------
Subtotal Acquisitions              85,472    27,231       139,081         -         5,289       27,231         144,370     171,601

Corporate Office
    Scottsdale, AZ                      -         -           325         -         1,099            -           1,424       1,424
                             -----------------------------------------------------------------------------------------------------
Total                            $284,172  $108,139      $548,620   $13,776       $91,015     $121,915        $639,635    $761,550
                             =====================================================================================================


                                           Accumulated               Year               Year            Depreciable
                                          Depreciation            Developed           Acquired           Lives in
                                                                                                           Years
- ----------------------------------------------------------------------------------------------------------------------------
Acquisitions (continued)
   California
Canyon Crest Views
    Riverside, CA                              $   141                                    1996        5 to 40 years
The Ashton
    Corona Hills, CA                               510                                    1995        5 to 40 years
Portofino
    Chino Hills, CA                                 91                                    1996        5 to 40 years
Parkview Terrace Club
    Redlands, CA                                   286                                    1996        5 to 40 years
Redlands Lawn and Tennis Club
    Redlands, CA                                    50                                    1996        5 to 40 years
                                          ------------
Subtotal Acquisitions                            3,742

Corporate Office
    Scottsdale, AZ                                 312                                    1994         5 to 8 years
                                          ------------
Total                                          $38,331
                                          ============

(1)  Projects are currently in the early planning stage.

(2)  The Gates Project represents the costs associated with the Company's investment in constructing security gate systems at all its apartment communities.

* Write-down of real estate assets.

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

      SCHEDULE III - REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION

A summary of activity for real estate investments and accumulated depreciation is as follows:

                                                  Years Ended December 31,
                                                  1996        1995        1994
                                                --------    --------    --------
                                                   (Amounts in thousands)

Balance at beginning of period                  $587,183    $399,987    $292,513
 Acquisitions                                     88,648      77,895       5,849
 Improvements, including construction costs       85,719     109,301      66,604
 Elimination of accumulated depreciation
   at date of acquisition                              -           -     (38,360)(1)
 Fair value adjustment                                 -           -      73,381
                                                --------    --------    --------
 Balance at close of period                     $761,550    $587,183    $399,987
                                                ========    ========    ========

Accumulated depreciation
 Balance at beginning of period                 $ 17,511    $  3,749    $ 32,065
  Depreciation                                    20,885      13,762      10,333
  Accumulated depreciation on disposals              (65)          -        (289)
  Elimination of accumulated depreciation
    at date of acquisition                             -           -     (38,360)
                                                --------    --------    --------
 Balance at close of period                     $ 38,331    $ 17,511    $  3,749
                                                ========    ========    ========


(1) Amount represents decrease in basis due to acquiring real estate at net book value at the time of the Offering.

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
                        UNAUDITED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 1997

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
                          CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)


                                                               June 30, 1997  December 31, 1996
                                                               -------------  -----------------
ASSETS                                                          (Unaudited)
Real Estate:
  Land.........................................................  $130,490         $121,915
  Buildings and improvements...................................   598,421          543,839
  Furniture and fixtures.......................................    31,728           29,567
  Construction-in-progress.....................................    43,265           66,229
                                                                 --------         --------
                                                                  803,904          761,550
  Less accumulated depreciation................................   (48,925)         (38,331)
                                                                 --------         --------
                                                                  754,979          723,219
Cash and cash equivalents......................................     1,051            2,568
Restricted cash................................................     8,518            1,622
Accounts and notes receivable..................................     2,174            2,702
Mortgage notes receivable......................................    15,120                -
Deferred costs, net of accumulated amortization
  of $1,555 and $1,265 at June 30, 1997 and
  December 31, 1996, respectively..............................     4,489            3,838
Other assets...................................................     1,891            1,518
                                                                 --------         --------
Total assets...................................................  $788,222         $735,467
                                                                 ========         ========

LIABILITIES AND PARTNERS' CAPITAL

Mortgage and notes payable.....................................  $445,441         $436,172
Accounts payable and other liabilities.........................    10,081            7,782
Distributions payable..........................................    10,078                -
Accrued interest...............................................     2,860            1,417
Accrued property taxes.........................................     3,241            2,912
Resident security deposits.....................................     2,408            1,818
Prepaid rent...................................................       870              585
                                                                 --------         --------
Total liabilities..............................................   474,979          450,686
Minority interest..............................................       801              827
Partners' capital..............................................   312,442          283,954
                                                                 --------         --------
Total liabilities and partners' capital........................  $788,222         $735,467
                                                                 ========         ========

See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
                       CONSOLIDATED STATEMENTS OF INCOME
    (Amounts in thousands, except for number of units and per unit amounts)
                                  (Unaudited)

                                                                 Three Months Ended               Six Months Ended
                                                           June 30, 1997   June 30, 1996   June 30, 1997   June 30, 1996
                                                           -------------   -------------   -------------   -------------
Revenues:
 Rental..................................................    $    27,713     $    22,078     $    54,865     $    44,214
 Third party management fees.............................            120             664             230             951
 Interest and other......................................          1,760           1,343           3,505           3,081
                                                             -----------     -----------     -----------     -----------
  Total revenues.........................................         29,593          24,085          58,600          48,246

Expenses:
 Repairs and maintenance.................................          2,637           2,719           5,578           5,275
 Property operating......................................          4,237           2,865           8,437           5,548
 Advertising.............................................            542             599             956           1,032
 Real estate taxes.......................................          2,079           1,615           4,198           3,264
 Property management.....................................            633             824           1,540           1,708
 General and administrative..............................            253             376             673             797
 Interest................................................          8,013           5,469          15,402          10,893
 Depreciation and amortization...........................          6,459           4,870          12,637           9,640
                                                             -----------     -----------     -----------     -----------
Total expenses...........................................         24,853          19,337          49,421          38,157
                                                             -----------     -----------     -----------     -----------
Income before minority interest, gain on sale of
 real estate assets and extraordinary item...............          4,740           4,748           9,179          10,089
Gain on sale of real estate assets.......................          5,253               -           5,253               -
Minority interest........................................            (13)            (16)            (30)            (39)
                                                             -----------     -----------     -----------     -----------
Income before extraordinary item.........................          9,980           4,732          14,402          10,050

Extraordinary item-
   loss on early extinguishment of debt..................              -               -          (1,500)              -
                                                             -----------     -----------     -----------     -----------
Net income...............................................    $     9,980     $     4,732     $    12,902     $    10,050
                                                             ===========     ===========     ===========     ===========

Earnings per unit before extraordinary item..............    $      0.40     $      0.22     $      0.59     $      0.47
                                                             ===========     ===========     ===========     ===========
Earnings per unit........................................    $      0.40     $      0.22     $      0.53     $      0.47
                                                             ===========     ===========     ===========     ===========





Weighted average units outstanding.......................     24,857,210      21,700,019      24,415,225      21,320,722
                                                             ===========     ===========     ===========     ===========

                See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
    (Amounts in thousands, except for number of units and per unit amounts)
                                  (Unaudited)

                                                                                                         Unamortized
                                                                                  Evans         Other       Employee
                                                                               Withycombe      Limited     Restricted
                                                                   Number of   Residential    Partners       Stock
                                                                     Units         Inc.        Capital    Compensation     Total
                                                                  ----------   -----------    --------    ------------    --------
Partners' capital, December 31, 1996............................  23,044,712     $226,301     $ 58,118       $   (465)    $283,954
  Net income....................................................           -       10,538        2,364              -       12,902
  Distributions  ($0.81 per unit)...............................           -      (16,434)      (3,707)             -      (20,141)
  Proceeds of third offering, net of underwriting
    discount and offering costs of $406.........................   1,800,000       35,415            -              -       35,415
  Conversion of units to common stock...........................           -        2,482       (2,482)             -            -
  Exercise of stock options.....................................       7,500          207            -              -          207
  Issuance of restricted stock..................................      36,130          744            -           (744)           -
  Forfeiture of restricted stock................................     (2,176)            -            -              -            -
  Amortization of deferred compensation.........................          -             -            -            105          105
                                                                  ----------    ---------    ---------      ---------     --------
Partners' capital, June 30, 1997................................  24,886,166    $ 259,253    $  54,293      $  (1,104)    $312,442
                                                                  ==========    =========    =========      =========     ========



                See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Amounts in thousands)

                                  (Unaudited)

                                                                             Six Months ended June 30,
                                                                             ------------------------
                                                                               1997           1996
                                                                             ---------     ---------
Cash flows from operating activities
Net income................................................................   $  12,902     $  10,050
Adjustments to reconcile net income to net cash
 provided by operating  activities:
  Depreciation and amortization...........................................      13,183         9,960
  Amortization of deferred comp...........................................          81           350
  Gain on the sale of real estate assets..................................      (5,253)            -
  Minority interest.......................................................          30            39
  Write-off of development and acquisition costs..........................         402            39
  Write-off of deferred loan costs........................................         294             -
Decrease (increase) in assets:
  Restricted cash.........................................................      (6,896)         (437)
  Accounts and notes receivable...........................................         528          (494)
  Other assets............................................................        (373)          206
(Decrease) increase in liabilities:
  Accounts payable and other liabilities..................................       2,299          (883)
  Accrued interest........................................................       1,443           (64)
  Accrued property taxes..................................................         329           901
  Resident security deposits..............................................         590             2
  Prepaid rent............................................................         285           (12)
                                                                             ---------     ---------
Net cash provided by operating activities.................................      19,844        19,657

Cash flows from investing activities
Purchase of real estate assets............................................     (42,354)      (60,643)
Sale of real estate assets................................................       6,012             -
                                                                             ---------     ---------
Net cash used in investing activities.....................................     (36,342)      (60,643)

Cash flows from financing activities
Proceeds from Third Public Offering, net of expenses......................      35,415             -
Proceeds from Second Public Offering, net of expenses.....................           -        41,107
Proceeds from exercise of options.........................................         207           160
Proceeds from mortgage notes and revolving
 credit facility..........................................................     184,306       176,221
Principal payments on mortgage notes......................................    (193,355)     (161,887)
Payment for loan costs....................................................      (1,473)         (315)
Distributions paid........................................................     (10,063)      (16,075)
Minority interest distributions...........................................         (56)          (71)
                                                                             ---------     ---------
Net cash provided by financing activities.................................      14,981        39,140
                                                                             ---------     ---------
Net decrease in cash and cash equivalents.................................      (1,517)       (1,846)
Cash and cash equivalents, beginning of period............................       2,568         3,634
                                                                             ---------     ---------
Cash and cash equivalents, end of period..................................   $   1,051     $   1,788
                                                                             =========     =========
Supplemental information
Cash paid during the period for interest..................................   $  13,457     $  10,645
                                                                             =========     =========
Supplemental disclosure of non-cash activity
Assumption of debt related to the acquisition of
 apartment communities....................................................   $  18,318     $       -
                                                                             =========     =========
Origination of carryback mortgage notes arising from sale of
   apartment communities..................................................   $  15,120     $       -
                                                                             =========     =========
Issuance of stock under restricted stock incentive plan...................   $      24     $       -
                                                                             =========     =========
Conversion of units to common stock.......................................   $   2,482     $     888
                                                                             =========     =========

See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 June 30, 1997
   (Amounts in thousands, except for number of units or shares and per unit amounts)
                                  (Unaudited)

1.   Organization and Formation of the Company

Evans Withycombe Residential, L.P. (the "Operating Partnership") is one of the largest developers and managers of upscale apartment communities in Arizona and is expanding its operations into selected sub-markets in Southern California. The Operating Partnership owns and manages 52 stabilized multifamily apartment communities containing 14,723 units, of which 45 stabilized multifamily apartment communities are located in Phoenix and Tucson, Arizona, containing a total of 12,325 units and seven stabilized multifamily apartment communities are located in the Southern California market containing a total of 2,398 units. The Operating Partnership is also in the process of developing or expanding three multifamily apartment communities comprising 720 units in its Phoenix market. The Operating Partnership is fully integrated with expertise in development, acquisitions, construction and management of apartment communities. The Operating Partnership had approximately 600 employees at June 30, 1997.

The Operating Partnership was formed in June 1994 to develop, acquire, own and manage upscale multifamily apartment communities for Evans Withycombe Residential, Inc. On August 17, 1994, Evans Withycombe Residential, Inc. (the "Company") completed an Initial Public Offering and engaged in various formation transactions designed to transfer ownership of the communities and other assets of the predecessor company to the Operating Partnership or Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership"). The Operating Partnership owns 99.0 percent of Evans Withycombe Finance, L.P. and has a 99.0 percent economic interest in Evans Withycombe Management, Inc. (the "Management Company"). Evans Withycombe Residential, Inc. is the sole general partner of and owned a 81.46 percent and 77.08 percent interest in the Operating Partnership at June 30, 1997 and 1996, respectively.

In the second quarter of 1996, the Company completed the Second Public Offering. The net proceeds of $40,891 from the sale of 2,088,889 shares of common stock from the Second Public Offering were used to purchase 2,088,889 units in the Operating Partnership. The Operating Partnership used the proceeds to repay a portion of the $150 million unsecured Revolving Credit Facility (Revolving Credit Facility).

In the first quarter of 1997, the Company completed the Third Public Offering. The net proceeds of $35,415 from the sale of 1,800,000 shares of common stock from the Third Public Offering were used to purchase 1,800,000 units in the Operating Partnership. The Operating Partnership use the proceeds to repay a portion of the Revolving Credit Facility.

2.   Basis of Presentation

The accompanying consolidated financial statements of Evans Withycombe Residential, L.P. include the consolidated accounts of the Operating Partnership, the Financing Partnership and the Management Company.

The accompanying unaudited consolidated financial statements have been presented by the Operating Partnership's management in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normally recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

These consolidated financial statements should be read in conjunction with the Operating Partnership's December 31, 1996 audited consolidated financial statements and accompanying notes in the Evans Withycombe Residential, L.P. Annual Report on Form 10/A.

3.   Summary of Significant Accounting Policies

Real Estate Assets and Depreciation

The Operating Partnership records its real estate assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of". SFAS No. 121 requires that long-lived assets such as real estate assets, be reviewed whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If the sum of the estimated future net cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the book value of the asset, an impairment loss must be recognized in the amount of the difference between book value and fair value as opposed to the difference between book value and net realizable value under the previous accounting standard. For long-term assets like apartment communities, the determination of whether there is an impairment loss is dependent primarily on the Operating Partnership's estimates on occupancy, rent and expense increases, which involves numerous assumptions and judgments as to future events over a period of many years. At June 30, 1997 the Operating Partnership does not hold any assets that meet the impairment criteria of SFAS No. 121.

Costs related directly to the acquisition and improvement of real estate are capitalized. Interest costs incurred during construction of a new property are capitalized until completion of construction on a building-by-building basis. Interest capitalized was $493 and $970 and $744 and $1,464, for the three and the six months ended June 30, 1997 and 1996, respectively.

Ordinary repairs, maintenance and costs incurred in connection with resident turnover such as unit cleaning, painting, and carpet cleaning are expensed as incurred; major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the expected useful lives of depreciable property, which ranges from 10 to 40 years for buildings and improvements and five to eight years for furnishings and equipment.

The Operating Partnership reports developments and lease-up properties as construction-in-progress until construction on the apartment community has been completed and the apartment community has reached stabilized occupancy.

The Operating Partnership also reports land relating to construction-in-progress as land on its balance sheet. Land associated with construction-in-progress was $10,802 and $12,060 at June 30, 1997 and December 31, 1996, respectively.

Revenue Recognition

Rental income attributable to residential leases is recorded when due from residents. Leases are for periods of up to one year, with rental payments due monthly.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less, primarily consisting of demand deposits in banks.

Restricted Cash

Restricted cash includes restricted deposits held by third party intermediaries for the purpose of completing an IRS Section 1031 tax free exchange, sinking fund accounts related to tax exempt bonds, property taxes and escrow accounts.

Deferred Costs

Costs incurred in obtaining long-term financing are deferred. These costs are amortized on the effective interest method over the terms of the related debt agreements.

Income Taxes

The Operating Partnership has made an election to be taxed as a Partnership and accordingly, no federal or state income taxes have been provided in the accompanying consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Earnings Per Unit

Earnings per unit has been computed by dividing net income for the three and the six months ended June 30, 1997 and 1996, respectively, by the weighted average number of units outstanding during the period.

In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share" which is required to be adopted on December 31, 1997. At that time, the Operating Partnership will be required to change the method currently used to compute earnings per unit and to restate all prior periods presented. Under the new requirements for calculating basic earnings per unit, the dilutive effect of stock options will be excluded. The impact of SFAS No. 128 is not expected to be material.

4.  Mortgage Notes Receivable

The Operating Partnership's mortgage notes receivable consist of the following:

  $7.9 million mortgage note receivable at a fixed interest rate of 9.5           $ 7,932
  percent, secured by a first mortgage lien on Deer Creek Village Apartments, matures November 1, 1997.  (Paid off on July 23, 1997.)

  $7.2 million mortgage note receivable at a fixed interest rate of 8.0 percent     7,188
  secured by a first mortgage lien on The Pines Apartments, matures November
  1, 1997.
                                                                                  -------
                                                                                  $15,120
                                                                                  =======

5.   Mortgage and Notes Payable
The Operating Partnership's mortgage notes and notes payable consists of the following:

                                                                                              June 30,   December 31,
                                                                                                1997         1996
                                                                                                ----         ----

     Mortgage note payable at a fixed interest rate of 8.0 percent, monthly principal and     $     -      $  5,380
     interest payments.  The unpaid principal balance was repaid on January 9, 1997.

     Mortgage note payable at a fixed interest rate of 8.0 percent, monthly principal and           -         4,340
     interest payments. The unpaid principal balance was repaid on January 9, 1997.

     Mortgage note payable at a fixed interest rate of 8.0 percent,  monthly principal and          -         8,951
     interest payments. The unpaid principal balance was repaid on January 9, 1997.

     Mortgage note payable at a fixed interest rate of 8.28 percent, monthly principal and          -         6,225
     interest payments.  The unpaid principal balance was repaid on January 31, 1997.

     Mortgage note payable at a fixed interest rate of 9.95 percent, monthly principal and      12,000       12,065
     interest payments through September 15, 1997, remaining balance due September 15,
     1997.  The unpaid principal balance was repaid on July 15, 1997.

     Mortgage note payable at a fixed interest rate of 9.3 percent, monthly principal and        3,166        3,182
     interest payments through September 15, 1997, remaining balance due September 15,
     1997.  The unpaid principal balance was repaid on July 15, 1997.

     Mortgage note payable at fixed interest rates ranging from 6.25 percent to 9.0 percent,    18,252           -
     monthly principal and interest payments through August 17, 2004, remaining balance due
     August 17, 2004.  Interest rate increases 0.25 percent annually each September.
     Secured by a first mortgage lien on one apartment community.  The mortgage note can be repaid at any time at the Operating Partnership's option without prepayment penalty.

     $50 million securitized debt at a fixed interest rate of 7.17 percent, monthly             49,250       49,509
     principal and interest payments through January 1, 2006, remaining balance due January
     1, 2006.  Secured by first mortgage liens on 5 communities.

     Securitized debt at a fixed stated interest rate of 7.98 percent, with an effective       130,563      130,520
     interest rate of 8.05 percent, monthly interest payments only through August 1, 2001.
     Secured by first mortgage liens on 21 communities.  The face amount of $131 million is due August 1, 2001.  The balance is net of unamortized discount of $437 and $480 at
     June 30, 1997 and December 31, 1996, respectively.

     $17.3 million tax exempt bonds with a floating interest rate based on the tax exempt       17,300       17,300
     note rate set by the remarketing agent, or at the option of the Operating Partnership can convert to a fixed rate as determined by the remarketing agent.  Secured by a
     $17.5 million direct pay letter of credit, interest payments only, matures December 1,
     2007 (Effective interest rate of 5.20 percent at June 30, 1997).

     $22.6 million tax exempt bonds with a floating interest rate based on the tax exempt       22,650       22,650
     note rate set by the remarketing agent, interest payments only.  Secured by a $22.8 million direct pay letter of credit, matures February 1, 2016.  (Effective interest rate of 5.56 percent at June 30, 1997).

     $24.05 million tax exempt bonds with a floating interest rate based on the tax exempt      24,050       24,050
     note rate set by the remarketing agent, interest payments only.  Secured by a $24.4 million direct pay letter of credit, matures August 1, 2005.  (Effective interest rate of 5.34 percent at June 30, 1997).

     $150 million unsecured Revolving Credit Facility with floating interest rate based on      44,000      152,000
     LIBOR plus 1.15 percent or at the option of the Operating Partnership at prime rate, interest payments only.  Matures September 24, 1999 (Effective interest rate of 7.23 percent at June 30, 1997).


                                                                                               June 30         December
                                                                                                 1997            1996
                                                                                               -------         --------
$75 million senior unsecured notes with a fixed coupon rate of 7.50 percent.                   $ 74,595        $     --
Semiannual interest only payments due April 15 and October 15 commencing
October 15, 1997. Face amount of $75 million is due April 15, 2004. The balance is net of an unamortized discount of $405 at June 30, 1997. The effective interest rate inclusive of the benefit of a treasury lock transaction is 7.18 percent.

$50 million senior unsecured notes with a fixed coupon rate of 7.625 percent.                    49,615              --
Semiannual interest only payments due April 15 and October 15 commencing
October 15, 1997. Face amount of $50 million is due April 15, 2007. The balance is net of an unamortized discount of $385 at June 30, 1997. The effective interest rate inclusive of the benefit of a treasury lock transaction is 7.36 percent.
                                                                                               --------        --------
                                                                                               $445,441        $436,172
                                                                                               ========        ========

Scheduled principal payments on debt, assuming that the Operating
Partnership exercises its options to extend the maturity date on the Revolving Credit Facility, are as follows:


              --------------------------------------------------------------------------------------------
                Mortgage           Mortgage          Senior                         Revolving
                 Notes              Loan            Unsecured       Tax-Exempt       Credit
                Payable          Certificate          Notes            Bonds        Facility      Total
              --------------------------------------------------------------------------------------------

1997            $ 15,487         $       -          $     -         $     -         $    -       $ 15,487
1998                 784                 -                -               -              -            784
1999                 831                 -                -               -          44,000        44,831
2000                 882                 -                -               -              -            882
2001                 500            130,563               -               -              -        131,063
Thereafter        64,184                 -           124,210          64,000             -        252,394
              --------------------------------------------------------------------------------------------
    Total       $ 82,668         $  130,563         $124,210        $ 64,000        $44,000      $445,441
              --------------------------------------------------------------------------------------------

On June 13, 1997, the Operating Partnership amended its existing $225 million Revolving Credit Facility with a bank group to decrease the commitment amount from $225 million to $150 million and decrease the interest rate from LIBOR plus 1.50 percent to LIBOR plus 1.15 percent.

The $150 million Revolving Credit Facility provides funding for working capital, construction activities and acquisitions.

The Operating Partnership has three direct pay letters of credit of $17,500, $22,800 and $24,400 which serve as a credit enhancement for the tax exempt bonds. The letters of credit are secured by a first mortgage on four apartment communities.

In January 1997, the Operating Partnership extinguished the debt on four mortgages with unpaid principal balances of approximately $25,000 with proceeds from the Revolving Credit Facility. As a result, the Operating Partnership incurred a loss from the early extinguishment of debt of approximately $1,500.

6.   Distributions

On July 15, 1997, the Operating Partnership paid a distribution of $0.405 per unit ($10,099) to unitholders of record as of June 30, 1997.

7.   Management Fees

The Operating Partnership, through the Management Company, performs management services for certain unaffiliated communities. Management fees received from managed communities were $119 and $664 for the three months ended June 30, 1997 and 1996 and $230 and $951 for the six months ended June 30, 1997 and 1996, respectively. The Second Quarter 1996 balance includes a one time non-recurring $500 termination fee received from the sale of management contracts.

8.   Stock Incentive Plan

Stock Option Plan

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Proforma information regarding net income and earnings per share is required by SFAS No. 123 and is provided by the Company in its annual report.

Initially 1,830,000 shares of the Company's common stock were reserved for issuance under the plan. Information with respect to stock options granted during the six months ended June 30, 1997 is as follows:

                                                                   Weighted
                                                                    Average
                                                                Exercise Price
                                               Shares              Per Share
                                             ---------          --------------

Options outstanding at December 31, 1996       908,850              $20.63
      Exercised                                 (7,500)              20.00
      Granted                                  241,500               20.49
      Forfeited                                (32,225)              20.84
                                             ---------          --------------
Options outstanding at June 30, 1997         1,110,625              $20.66
                                             ==========         ==============
Options exercisable:
      December 31, 1996                        357,700              $19.98
      June 30, 1997                            521,125              $20.46

Options to purchase 719,375 and 901,650 shares of common stock were available for grant under the plan at June 30, 1997 and December 31, 1996, respectively.

Executive Stock Incentive Plan

Prior to the Initial Public Offering, the Company's predecessor Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted an aggregate of 98,500 shares of restricted stock from the Company one year following the Initial Public Offering if they remained employees of the Company during such period. One-third of the shares vest on each of the second, third and fourth anniversaries of the Initial Public Offering based on an offering price per share of $20. The expense is being amortized ratably over the periods in which the shares vest and an expense of $30 and $180 and $60 and $350 for the three and six months ended June 30, 1997 and 1996, respectively, is included in general and administrative expense. Information with respect to the executive restricted stock incentive plan is as follows:

                                                                   Shares
                                                                   ------

Restricted stock, net of forfeitures, at December 31, 1996,        74,346
Forfeited                                                          (1,174)
                                                                   ------
Restricted stock at June 30, 1997                                  73,172
                                                                   ======

Number of shares vested at June 30, 1997                           27,600

Restricted Stock Program

The Company has awarded 45,220 shares of restricted stock to certain employees of the Company under its 1994 Stock Incentive Plan. The restricted stock vests ratably over periods ranging from one to seven years from the date of the award and are based on the price of the stock at the award date which ranges from $19.13 to $22.25. The related expense will be amortized ratably over the periods in which the shares vest and an expense of $27 and $11 and $45 and $20, for the three and six months ended June 30, 1997 and 1996, respectively, is included in general and administrative expense.

The Company uses the proceeds from the exercise of stock options and the issuance of restricted stock to acquire a similar number of units in the Operating Partnership.

9.   Minority Interest

Evans Withycombe Finance, Inc., a wholly owned subsidiary of Evans Withycombe Residential, Inc. owns a one percent interest in the Financing Partnership at June 30, 1997 as follows:

                                      Dollars
                                      -------
Balance at December 31, 1996            $827
Allocation of net income                  30
Distributions paid                       (56)
                                      -------
Balance at June 30, 1997                $801
                                      =======

                                  PROPERTIES
Disposition Activity

During the second quarter of 1997, the Operating Partnership sold two properties, Deer Creek Village and The Pines, containing 502 apartment units. The aggregate sales price was approximately $22.4 million resulting in a gain from the sale of approximately $5.2 million. The Operating Partnership received cash of approximately $7.3 million and two carryback mortgage notes of approximately $15.1 million. The mortgage notes are secured by a first deed of trust on the two properties and mature in November 1997. The buyer may repay the two mortgage notes at any time without prepayment penalties.

Apartment Communities

The following sets forth certain information regarding the current apartment communities at June 30, 1997. All of the communities are owned 100 percent in fee by the Operating Partnership or the Financing Partnership.


                                                                                   Year
                                                                                Developed
                                                      Number of    Developed/       or
             Apartment Communities         City      Apartments    Acquired      Acquired
             ---------------------         ----      ----------   -----------   ---------
Same Store
Arizona
- -------
    Phoenix:
Acacia Creek                            Scottsdale       508       Acquired       1995
Bayside at the Islands                   Gilbert         272       Developed      1988
Country Brook                            Chandler        276        Acq/Dev     1991/1993
Gateway Villas                           Phoenix         180       Developed      1995
Greenwood Village                         Tempe          270       Acquired       1993
Heritage Point                             Mesa          148       Acquired       1994
La Mariposa                                Mesa          222       Acquired       1990
La Valencia                                Mesa          361       Acquired       1990
Little Cottonwoods                        Tempe          379      Acq/Acq/Dev  1989/89/90
Los Arboles                              Chandler        232       Developed      1985
Miramonte                               Scottsdale       151       Developed      1983
Morningside                             Scottsdale       160       Acquired       1992
Mountain Park Ranch                      Phoenix         240       Developed      1995
Park Meadow                              Gilbert         156       Acquired       1992
Preserve at Squaw Peak                   Phoenix         108       Acquired       1991
Promontory Pointe                        Phoenix         304       Acquired       1988
Rancho Murietta                           Tempe          292       Acquired       1995
Scottsdale Courtyards                   Scottsdale       274       Developed      1993
Scottsdale Meadows                      Scottsdale       168       Developed      1984
Shadow Brook                             Phoenix         224       Acquired       1993
Shores at Andersen Springs               Chandler        299       Developed    1989/1993
Silver Creek                             Phoenix         174       Acquired       1991
Sonoran                                  Phoenix         429       Developed      1995
Sun Creek                                Glendale        175       Acquired       1993
Superstition Vista                         Mesa          316       Acquired       1995
The Enclave                               Tempe          204       Developed      1995
The Heritage                             Phoenix         204       Developed      1995
The Meadows                                Mesa          306       Acquired       1987
The Palms                                Phoenix         132       Developed      1990
Towne Square                             Chandler        468        Acq/Dev     1992/1995
Villa Encanto                            Phoenix         382       Developed      1983
Village at Lakewood                      Phoenix         240       Developed      1988
                                                      ------
                                                       8,254
   Tucson:
Harrison Park                             Tucson         172       Acquired       1991
La Reserve                              Oro Valley       240       Developed      1988
Orange Grove Village                      Tucson         256       Acquired       1991
Suntree Village                         Oro Valley       424       Acquired       1992
The Arboretum                             Tucson         496        Acq/Dev     1992/1995
Village at Tanque Verde                   Tucson         217        Acq/Dev     1990/1994
                                                      ------
                                                       1,805
   California:
The Ashton                             Corona Hills      492       Acquired       1995
                                                      ------
                                                         492
                                                      ------
     Total Same Store                                 10,551
                                                      ======

                                                                                                                Year
                                                                                                             Developed
                                                                              Number of      Developed/          or
          Apartment Communities                                City          Apartments      Acquired         Acquired
          ---------------------                                ----          ----------      --------         --------
Arizona
- -------
   Phoenix:
Country Brook Expansion Phase III                              Chandler           120       Developed         1995/96
Ingleside                                                      Phoenix            120       Developed         1995/96
Ladera                                                         Phoenix            248       Developed         1995/96
Mirador                                                        Phoenix            316       Developed         1995/96
Park Meadow Expansion Phase II                                 Gilbert             68       Developed         1995/96
Towne Square Expansion Phase III                               Chandler           116       Developed         1995/96
                                                                             ----------
                                                                                  988
   Tucson:
The Legends                                                    Tucson             312       Developed         1995/96
Orange Grove Expansion Phase II                                Tucson             144       Developed         1995/96
                                                                             ----------
                                                                                  456
                                                                             ----------
     Total Communities Stabilized Less than Two Years                           1,444
                                                                             ==========

Developments and Lease-Up Properties
Arizona
- -------
   Phoenix:
The Hawthorne (1)                                              Phoenix            276       Developed         1995/96
The Retreat Phase I                                            Glendale           240       Developed         1996/97
Vista Grove                                                      Mesa             224       Developed         1996/97
The Isle at Arrowhead Ranch (2)                                Glendale           256       Developed           1996
Promontory Pointe Expansion Phase II (1)                       Phoenix            120       Developed         1995/96
                                                                             ----------
                                                                                1,116
   Tucson:
Bear Canyon (3)                                                 Tucson            238       Developed         1995/96
Harrison Park Expansion Phase II (3)                            Tucson            188       Developed         1995/96
                                                                             ----------
                                                                                  426
                                                                             ----------
     Total Developments and Lease-Up Properties                                 1,542
                                                                             ==========

Acquisitions
   California
   ----------
Canyon Crest Views                                            Riverside           178       Acquired            1996
Canyon Ridge                                                  San Diego           162       Acquired            1997
Marquessa                                                    Corona Hills         336       Acquired            1997
Portofino                                                    Chino Hills          176       Acquired            1996
Parkview Terrace Club                                          Redlands           558       Acquired            1996
Redlands Lawn & Tennis Club                                    Redlands           496       Acquired            1996
                                                                             ----------
                                                                                1,906
                                                                             ----------
Total                                                                          15,443
                                                                             ==========
Dispositions
Arizona
- -------
Deer Creek Village                                             Phoenix            308       Acquired            1991
The Pines                                                        Mesa             194       Acquired            1992
                                                                             ----------
                                                                                  502
                                                                             ==========


     (1) Community reached stabilized occupancy in the first quarter 1997
     (2) Community is in lease-up
     (3) Community reached stabilized occupancy in the second quarter 1997

          C.  Exhibits

              4.1 Second Amended and Restated Revolving Credit Agreement dated as of September 9, 1997 among ERP Operating Limited Partnership, the Banks listed therein, and Morgan Guaranty Trust Company of New York, as Lead Agent

              4.2 Indenture dated as of April 2, 1997 between Evans Withycombe Residential, L.P. and Bank One, Columbus, N.A., filed as
                   Exhibit 4.1 to EWRP's Current Report on Form 8-K dated April 2, 1997 and incorporated herein by reference.

              23.1 Consent of Ernst & Young LLP

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ERP OPERATING LIMITED PARTNERSHIP

                                  By:  EQUITY RESIDENTIAL PROPERTIES
                                       TRUST, its General Partner

                                  By:  /s/ Bruce C. Strohm
                                       __________________________________
                                       Bruce C. Strohm
                                       Secretary, Executive Vice President and
                                       General Counsel


Dated:     September 10, 1997